As filed with the Securities and Exchange Commission on October 21, 2002
                                                           Registration No. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                             Stilwell Financial Inc.
             (Exact name of registrant as specified in its charter)


       Delaware                                    43-1804048
       (State or other jurisdiction of             (I.R.S. Employer
       incorporation or organization)              Identification No.)


                                 920 Main Street
                                   21st Floor
                        Kansas City, Missouri 64105-2008
          (Address of principal executive offices, including zip code)
                          -----------------------------
                   JANUS CAPITAL MANAGEMENT LLC LIQUIDITY PLAN
                            (Full title of the plan)

                               Gwen E. Royle, Esq.
                             Stilwell Financial Inc.
                                 920 Main Street
                                   21st Floor
                        Kansas City, Missouri 64105-2008
                                 (816) 218-2400
 (Name, address and telephone number, including area code, of agent for service)


                                                    CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
           Title of                     Amount              Proposed Maximum         Proposed Maximum           Amount of
       Securities to be                  to be             Offering Price Per           Aggregate              Registration
          Registered                Registered (1)             Share (2)            Offering Price (2)             Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Shares, par value             980,000                   $10.77                    10,554,600              $971.02
  $0.01 per share
---------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares, of Stilwell Financial Inc. (the "Registrant") common shares, par value $0.01 (the "Common Shares"), which become issuable under the Janus Capital Management LLC Liquidity Plan (the "Plan") being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Common Shares. To the extent that the interests in the Plan constitute securities, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests in the Plan.

(2) In accordance with Rules 457(c) and 457(h) under the Securities Act, the Registration Fee, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the high and low prices of the Common Shares reported on the New York Stock Exchange on October 14, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  Plan Information.*

ITEM 2.  Registrant Information and Employee Annual Information.*








--------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  Incorporation of Documents by Reference.

                  The following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated by reference in this Registration Statement:

                  (a) The Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Commission File No. 001-15253) filed by the Registrant on March 20, 2002;

                  (b) The Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2002 filed by the Registrant on May 15, 2002 and for the fiscal quarter ended June 30, 2002 filed by the Registrant on August 14, 2002;

                  (c) The following Current Reports on Form 8-K dated: October 10, 2002 filed by the Registrant on October 10, 2002; August 14, 2002 filed by the Registrant on August 14, 2002; August 7, 2002 filed by the Registrant on August 7, 2002; and July 1, 2002 filed by the Registrant on July 2, 2002; and

                  (d) The description of the Registrant's Common Shares set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form 10 (Commission File No. 001-15253) as filed by the Registrant on June 15, 2000.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be a part hereof from the date of filing such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  Description of Securities.

                  Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

                  Not applicable.

ITEM 6.  Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law, as amended, (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  The Registrant has entered into indemnification agreements with its officers and directors. Such indemnification agreements are intended to supplement the Registrant's officers' and directors' liability insurance and to provide these officers and directors with specific contractual assurance that the protection provided by the Registrant's amended and restated certificate of incorporation (the "Certificate") will continue to be available regardless of, among other things, an amendment to the Registrant's Certificate or a change in management or control of the Registrant. Such indemnification agreements provide for prompt indemnification to the fullest extent permitted by law and for the prompt advancement of expenses, including attorneys' fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer is a witness or other participant, or to which the director or officer is a party, by reason (in whole or in part) of service in such capacities. Such indemnification agreements provide a mechanism for court relief if indemnification or expense advances are denied or not received within the periods specified in such agreements. Indemnification and advancement of expenses are also provided with respect to a court proceeding initiated for a determination of rights under such indemnification agreements and for certain other matters.

                  The Certificate provides that each person who was or is made a party or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee, agent, trustee, committee member or representative of the Registrant (or is or was serving at the request of the Registrant as a director, officer, employee, agent, trustee, committee member or representative of any other entity, including service with respect to employee benefit plans) shall be indemnified and held harmless by the Registrant, to the full extent permitted by Delaware law, as in effect from time to time, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person acting in such capacity.

                  The Certificate provides that the rights to indemnification and the payment of expenses provided thereby shall not be exclusive of any other right which any person may have or acquire under any statute, any provision of the Registrant's Certificate or the Registrant's amended and restated by-laws, agreement or otherwise. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

                   The Certificate provides that the Registrant will indemnify its directors for monetary damages to the Registrant and its stockholders for any breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividend and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  Exemption from Registration Claimed.

         Not applicable.

ITEM 8.  Exhibits.

         See attached exhibit list.

ITEM 9.  Undertakings.

         (a) The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kansas City, Missouri on this 21st day of October, 2002.

                                              STILWELL FINANCIAL INC.



                                              By:  /s/  Landon H. Rowland
                                                 -------------------------------
                                                 Name:   Landon H. Rowland
                                                 Title:  Chairman, President,
                                                         Chief Executive Officer
                                                         and Director

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of Landon H. Rowland, Danny R. Carpenter or Gwen E. Royle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registrations statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed on the 21st day of October, 2002 by the following persons in the capacities indicated.



Name and Signature                              Capacity
------------------                              --------

/s/  Landon H. Rowland
                                                Chairman, President, Chief
-----------------------------------             Executive Officer and
Landon H. Rowland                               Director

/s/  Danny R. Carpenter
-----------------------------------             Executive Vice President
Danny R. Carpenter

/s/ Daniel P. Connealy
                                                Vice President and Chief
-----------------------------------             Financial Officer
Daniel P. Connealy                              (Principal Financial Officer)

/s/  Gwen E. Royle
                                                Vice President - Legal,
-----------------------------------             Administration and
Gwen E. Royle                                   Human Resources

/s/  Douglas E. Nickerson
                                                Vice President, Controller and
-----------------------------------             Treasurer
Douglas E. Nickerson                            (Principal Accounting Officer)

-----------------------------------             Director
Paul F. Balser

/s/  James E. Barnes
-----------------------------------             Director
James E. Barnes

/s/  Andrew Rudd
-----------------------------------             Director
Andrew Rudd

/s/  Morton J. Sosland
-----------------------------------             Director
Morton J. Sosland

-----------------------------------             Director
Robert Skidelsky

                                  Exhibit Index


Exhibit
Number           Description

4.1 Registrant's Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1.1 to the Registrant's Registration Statement on Form 10, dated June 15, 2000 (Commission File No. 001-15253) incorporated herein by reference.

4.2 Registrant's Amended and Restated Bylaws, filed as Exhibit 3.1 as Amended to the Registrant's Quarterly Report on Form 10-Q, dated August 14, 2002 (Commission File No. 001-15253) incorporated herein by reference.

4.3              The Janus Capital Management LLC Liquidity Plan, filed as
                 Exhibit 10.1 to the Registrant's Current Report on Form 8-K, dated June 7, 2002 incorporated herein by reference.

5.1*             Opinion of Shearman & Sterling as to the legality of the Common
                 Shares.

23.1* Consent of PricewaterhouseCoopers LLP, independent auditors of the Registrant.

23.2*            Consent of Shearman & Sterling (contained in Exhibit 5.1).

24.1*            Powers of Attorney (included on signature pages).





---------------------------------
*        Filed herewith.

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